Calculation of Filing Fee Tables
S-3
Riot Platforms, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, no par value per share	457(r)				0.0001476
Fees to be Paid	2	Equity	Preferred Stock, no par value per share	457(r)				0.0001476
Fees to be Paid	3	Other	Warrants	457(r)				0.0001476
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001476
Fees to be Paid	5	Other	Units	457(r)				0.0001476
Fees to be Paid	6	Equity	Common Stock, no par value per share	457(o)			$ 750,000,000.00	0.0001476	$ 110,700.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 750,000,000.00		$ 110,700.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 41,042.13
			Net Fee Due:						$ 69,657.87
Offering Note
[1]	An indeterminate number or amount of the securities of the identified class is being registered as may from time to time be sold at indeterminate prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee (except for the portion of the registration fee allocable to the shares of common stock, no par value, registered (the "Shelf Takedown Registration Fees") under the prospectus supplement (the "Prospectus Supplement") filed with this registration statement (this "Registration Statement"), which is being paid with the filing of this Registration Statement), and will pay applicable registration fees subsequently in advance or on a "pay-as-you-go" basis.

[2]	An indeterminate number or amount of the securities of the identified class is being registered as may from time to time be sold at indeterminate prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee (except for the Shelf Takedown Registration Fees under the Prospectus Supplement filed with this Registration Statement, which is being paid with the filing of this Registration Statement) and will pay applicable registration fees subsequently in advance or on a "pay-as-you-go" basis.

[3]	An indeterminate number or amount of the securities of the identified class is being registered as may from time to time be sold at indeterminate prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee (except for the Shelf Takedown Registration Fees under the Prospectus Supplement filed with this Registration Statement, which is being paid with the filing of this Registration Statement) and will pay applicable registration fees subsequently in advance or on a "pay-as-you-go" basis.

[4]	An indeterminate number or amount of the securities of the identified class is being registered as may from time to time be sold at indeterminate prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee (except for the Shelf Takedown Registration Fees under the Prospectus Supplement filed with this Registration Statement, which is being paid with the filing of this Registration Statement) and will pay applicable registration fees subsequently in advance or on a "pay-as-you-go" basis.

[5]	An indeterminate number or amount of the securities of the identified class is being registered as may from time to time be sold at indeterminate prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee (except for the Shelf Takedown Registration Fees under the Prospectus Supplement filed with this Registration Statement, which is being paid with the filing of this Registration Statement) and will pay applicable registration fees subsequently in advance or on a "pay-as-you-go" basis.

[6]	Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act based on the proposed maximum aggregate offering price.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Riot Platforms, Inc.	S-3	333-259212	02/26/2024		$ 41,042.13	Equity	Common Stock, no par value per share		$ 278,063,242.37
Fee Offset Sources	2	Riot Platforms, Inc.	S-3	333-259212		02/26/2024						$ 41,042.13
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously registered $750,000,000 of an indeterminate number of shares of common stock pursuant to a Prospectus Supplement filed on February 26, 2024 to the Registration Statement on Form S-3 (SEC File No. 333-259212) filed on August 31, 2021 (the "Prior Registration Statement"). The registrant paid an aggregate registration fee of $110,700. The registrant sold an aggregate of $471,936,757.63 of such securities under the Prior Registration Statement, leaving the balance of $278,063,242.37 unsold and unissued (the "Unsold Securities"). The unused registration fees represented by the Unsold Securities total $41,042.13. Pursuant to Rule 457(p), the $110,700 registration fee associated with this filing is being partially offset by the $41,042.13 in fees that remain available under the Prior Registration Statement. As a result, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Offset Note
[2]	The registrant previously registered $750,000,000 of an indeterminate number of shares of common stock pursuant to a Prospectus Supplement filed on February 26, 2024 to the Registration Statement on Form S-3 (SEC File No. 333-259212) filed on August 31, 2021 (the "Prior Registration Statement"). The registrant paid an aggregate registration fee of $110,700. The registrant sold an aggregate of $471,936,757.63 of such securities under the Prior Registration Statement, leaving the balance of $278,063,242.37 unsold and unissued (the "Unsold Securities"). The unused registration fees represented by the Unsold Securities total $41,042.13. Pursuant to Rule 457(p), the $110,700 registration fee associated with this filing is being partially offset by the $41,042.13 in fees that remain available under the Prior Registration Statement. As a result, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.